UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 4, 2014, Comstock Holding Companies, Inc. (the “Company”) announced that its Board of Directors has approved a new share repurchase program authorizing the Company to repurchase up to three million shares of its Class A common stock (the “Share Repurchase Program”). In connection with its approval of the Share Repurchase Program, the Board of Directors terminated the Company’s share repurchase program that was adopted in February 2006. As of September 30, 2014, 0.6 million shares of the Company’s Class A common stock remained available for repurchase under the prior share repurchase program prior to cancellation. A copy of the press release announcing the Share Repurchase Program is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer